EXHIBIT 10.1

________________, 20___

Protea Biosciences Group, Inc.

955 Hartman Run Road

Morgantown, WV 26507

Re: Lock-Up Agreement

Ladies and Gentlemen:

Reference is made to the offering (the “Offering”) by Protea Biosciences Group, Inc., a Delaware corporation (the “Company”), of shares of its common stock, par value $.0001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”, and together with the Common Stock, the “Securities”) pursuant to that certain Confidential Private Placement Memorandum of the Company, dated December 13, 2011 (the “Offering Memorandum”).

The undersigned stockholder is an officer or director of the Company, or is an affiliate (as defined below) or family member (as defined below) of such person, and is entering into this agreement in order to facilitate further investment in the Company pursuant to the Offering Memorandum and in recognition of the benefit that the sale of Securities will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The undersigned agrees that, during the period commencing on the date the Securities and Exchange Commission declares effective a registration statement under the Securities Act of 1933, as amended, of the Company related to a firm commitment underwritten offering covering the offer and sale of Common Stock for the account of the Company through the date ending one hundred and eighty (180) days following such date (the “Restricted Period”), the undersigned will not, without the prior written consent of the Placement Agent, directly or indirectly: offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of the Company beneficially owned by such person or entity.

Notwithstanding the foregoing, the undersigned may during the Restricted Period: (i) transfer any amount of the Restricted Securities either during the undersigned’s lifetime or on death by will or intestacy to such person’s family member or affiliate, or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s family member; or (ii) make a bona fide gift of any amount of the Restricted Securities to any person; provided, however, that in the case of any such transfer or gift, it shall be a condition to such transfer or gift that the transferee or donee execute an agreement (an original copy of which shall be provided to Company) stating that the transferee or donee is receiving and holding such transferred or donated shares subject to the provisions of this letter agreement, and there shall be no further transfer of such transferred or donated shares except in accordance with this letter agreement. For purposes of this letter agreement: “affiliate” means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person; “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person includes, without limitation, the possession, direct or indirect, of the power to vote 25% or more of the voting interests of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of voting interests, by contract or otherwise; “family member” means with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and with respect to any trust, the owners of the beneficial interests of such trust; and “person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Restricted Securities, except in compliance with this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. This letter agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:_____________________________________

Printed Name:_____________________________________

(Indicate capacity of person signing if signing as custodian or trustee or on behalf of an entity)

Address:

 _____________________________________

_____________________________________

_____________________________________

Accepted as of the date

first set forth above:

PROTEA BIOSCIENCES GROUP, INC.

By:_____________________________________

Name:___________________________________

Title:_____________________________________